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                                                                   EXHIBIT 99.4

Hawaiian Airlines, Inc.
Honolulu International Airport
P.O. Box 30008
Honolulu, HI  96820-0008

Subject:          _____________________

Reference:        Purchase Agreement No. 2252 (the Purchase Agreement) between
                  McDonnell Douglas Corporation (MDC) and Hawaiian Airlines,
                  Inc. (Customer) relating to Model 717-22A aircraft (the
                  Aircraft)

This Letter Agreement amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

         PARAGRAPHS 1, 2, 3, 4, AND 5 REDACTED IN ITS ENTIRETY.

6.       ASSIGNMENT

The advance payment deferral described this Letter Agreement are provided as a financial accommodation to Customer in consideration of Customer becoming the operator of the Aircraft, and cannot be assigned, in whole or in part, without the prior written consent of MDC.

7.       CONFIDENTIAL TREATMENT.

Customer understands that certain commercial and financial information contained in this Letter Agreement are considered by MDC as confidential. Customer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of MDC, disclose this Letter Agreement or any information contained herein to any other person or entity.


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Very truly yours,

MCDONNELL DOUGLAS CORPORATION
a wholly-owned subsidiary of
THE BOEING COMPANY

By  /s/
   --------------------------------
Its           Attorney-in-Fact
   --------------------------------


ACCEPTED AND AGREED TO this

Date:   April 6, 2000

HAWAIIAN AIRLINES, INC.

By  /s/
   --------------------------------
Its
    -------------------------------
By  /s/
   --------------------------------
Its
   --------------------------------

Attachment


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                            ADVANCE PAYMENTS SUMMARY

REDACTED IN ITS ENTIRETY.